Exhibit 99.misc

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-X

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS AND UNDERTAKING

A.	Name of issuer or person filing (“Filer”): Harbor Cayman Commodity Fund Ltd.

B.	(1) This is

☒	an original filing for the Filer

☐	an amended filing for the Filer

(2)	Check the following box if you are filing the Form F-X in paper in accordance with Regulation S-T Rule 101(b)(8) ☐

C.	Identify the filing in conjunction with which this Form is being filed:

Name of registrant:	Harbor Funds

Form type:	Form N-1A

File Number (if known):	811-4676 and 33-5852

Filed by:	Harbor Cayman Commodity Fund Ltd.

Date Filed (if filed concurrently, so indicate): August 27, 2008 (concurrently with Form N-1A)

D.	The Filer is incorporated or organized under the laws of the Cayman Islands and has its principal place of business at

c/o Harbor Capital Advisors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, IL 60606-4302

Tel: (312) 443-4400

E.	The Filer designates and appoints Harbor Capital Advisors, Inc. (“Agent”) located at

111 South Wacker Drive, 34th Floor

Chicago, IL 60606-4302

Tel: (312) 443-4400

as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in

(a) any investigation or administrative proceeding conducted by the Commission; and

(b) any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns (i) any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form _________________ or any purchases or sales of any security in connection therewith; (ii) the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities; (iii) any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13E-4F, 14D-1F or 14D-9F; or (iv) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.	The Filer undertakes to advise the Commission promptly of any change to the Agent’s name or address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

G.	The Filer undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to: the Forms, Schedules and offering statements described in General Instructions I. (a), I. (b), I. (c), I. (d) and I. (f) of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities.

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, United States of America, on this 27th day of August 2008.

Filer: Harbor Cayman Commodity Fund Ltd.

By:	/s/ Charles F. McCain
Name:	Charles F. McCain
Title:	Director

This statement has been signed by the following persons in the capacities and on the dates indicated.

Agent: Harbor Capital Advisors, Inc.

By:	/s/ Charles F. McCain
Name:	Charles F. McCain
Title:	Executive Vice President
Date:	August 27, 2008